Exhibit 23.1
Consent of Ernst & Young LLP

Consent of Ernst & Young LLP, Independent Auditors

The Board of Directors
United Therapeutics Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-108169, 333-56922 and 333-95419) of United Therapeutics Corporation of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of United Therapeutics Corporation listed in Item 15(a) included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

McLean, Virginia
March 8, 2004